Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$581,292
Unrealized Gain (Loss) on Market Value of Futures	2,634,498
Dividend Income	33,563
Interest Income	91,008
ETF Transaction Fees	1,400
Total Income (Loss)	$3,341,761

Expenses
General Partner Management Fees	$31,544
Professional Fees	12,699
Brokerage Commissions	774
Non-interested Directors' Fees and Expenses	683
NYMEX License Fee	789
Total Expenses	$46,489
Net Income (Loss)	$3,295,272

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/19	$61,930,985
Additions (50,000 Shares)	1,184,150
Withdrawals (150,000 Shares)	(3,550,882)
Net Income (Loss)	3,295,272

Net Asset Value End of Month	$62,859,525
Net Asset Value Per Share (2,650,000 Shares)	$23.72

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596